UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  February 25, 2002

                    Sustainable Development International, Inc.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	000-25409_____________ (Commission File Number)	_____86-0857752____________ (IRS Employer Identification No.)
#1506, 8210-111th Street, Edmonton, Alberta, CANADA, T6G 2C7___ (Address of principal executive offices)		_________ 00000_________ (Zip Code)
Registrant's telephone number, including area code (403) 262 9518
Suite 208, 10240-124th Street, Edmonton, Alberta, CANADA, T5N 3W6 (Former name or former address, if changed since last report)

Item 9 - Regulation FD Disclosure

Monday February 25, 2002, 4:20 p.m. Eastern Time
Press Release
Sustainable Development International, Inc., enters license for efficient wind turbine and flywheel energy storage systems

SACRAMENTO, Calif.--(BUSINESS WIRE)--February 25, 2002--Effective February 11, 2002, Sustainable Development International, Inc, a Nevada corporation. (the "Company"), entered into a singular license agreement (the "Agreement") for an efficient wind turbine and flywheel energy storage system with an Atlantic Canada developer.

The Company obtains 50.1% of the new joint venture with the Canadian developer having the remainder of 49.9%.

The new joint venture relationship, Regenerative Power Manufacturing Inc., a Canadian corporation, will manufacture wind turbine and flywheel energy storage systems of 30 kilowatt per hour capacity for sale to commercial, industrial, residential, and agricultural clientele in the United States, Canada and internationally.

Harold Jahn, President and CEO, stated, "we are pleased with the proven track record of this product which is already operating in six countries with over three years of field history in a variety of applications." The units are currently operating in Rwanda, Kenya, Greenland, Chile, Peru and the United Arab Emirates plus on communication and deep-sea ocean drilling platforms.

The wind turbines operate in wind speeds of 5 mph or less, storing the generated electricity as kinetic energy in the flywheel system to be converted back into electricity for use when required. Available wind turbine models include 1.7 kW through 30 kW per hour units at variable voltages, AC or DC and single or three phase.

Unlike several flywheels in the industry spinning at 20,000 to 100,000 revolutions per minute, this flywheel energy storage system rotates at a speed of less than 2,000 revolutions per minute. The low rotational speed of the flywheel should reduce the cost of the materials for the product, and in management's opinion, significantly, resulting in a competitively priced product for the purchaser.

The Company is exploring numerous applications, such as the possibility for an end user to become completely independent from the utility grid for electricity supply. In addition, commercial users may expect to be able to reduce their overall energy bills by using the stored flywheel energy during the peak electrical rate periods in the early morning and the late afternoon hours, which should result in substantial savings. The years of prior testing and present use of the flywheel system indicate that this technology should prove to be a reliable source of uninterrupted power supply.

The Agreement also stipulates that a renewable energy utility (Independent Power Producer) will be formed in the coming weeks to own and operate wind farms. The renewable utility will target electrical sales to subdivisions, commercial, and industrial clients at competitive pricing.

The company's renewable energy developments in progress will be outlined in further press releases.

Sustainable Development International, Inc., a Nevada corporation, is a development stage company formed in 1998 to commercialize innovative technologies in the renewable energy industry. Our goals are to acquire technology rights and licenses from patent holders and others, secure market presence, and raise sufficient capital to build, own and operate facilities throughout the world.

Pursuant to the safe harbor definitions and provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, this news release contains certain forward-looking statements. Such statements use words including, but not limited to, "expects," "believes," "intends," "indicates" and other such words and phrases not directly supportable as statements of present fact. Such forward-looking statements are subject to certain risks and uncertainties, including, among other things, the company's business conditions, the general economic environment, reliance on performance by third parties, etc. These and other risks, uncertainties and additional factors could cause actual results to differ materially from those projected.

For further information, please call, 403 262 9518.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    Sustainable Development International, Inc.
(Registrant)

Date  February 28, 2002

                    /s/ Harold Jahn, President and C.E.O.
(Signature)*

*Print name and title of the signing officer under his signature.